UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 13, 2012
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Seven Arts Entertainment Inc.
(Exact name of registrant as specified in its charter)
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Nevada	001-34250	45-3138068
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
8439 Sunset Boulevard, 4th Floor, West Hollywood, CA 90069
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code 323 372 3080
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

SEVEN ARTS ENTERTAINMENT TO BEGIN TRADING ON OTCQB FRIDAY, SEPTEMBER 14, 2012

Seven Arts Entertainment Inc. (NASDAQ: SAPX) (“Seven Arts” or the “Company”) announced today that its common stock will begin trading on the OTC Markets’ OTCQB marketplace commencing on Friday, September 14, 2012.  The Company’s common shares will trade under the Company’s current symbol “SAPX.”  The Company is applying to trade on the highest OTC marketplace, OTCQX, but will initially trade on the OTCQB tier until the Company is eligible to trade on the OTCQX.  Investors will be able to view Real Time Level 2 stock quotes for SAPX at http://www.otcmarkets.com/stock/SAPX/quote.

Trading of the Company’s common stock on The NASDAQ Capital Market will be suspended at the opening of business on September 14, 2012, due to the fact that the Company could not meet the $1 minimum bid price listing requirement of NASDAQ for the ten trading days prior to September 20, 2012, the expiration date on the Company’s six-month extension to meet this listing requirement.

A copy of the related press release is furnished as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release dated September 13, 2012

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Seven Arts Entertainment Inc.

September 13, 2012	By:	/s/ Peter Hoffman
Peter Hoffman
Chief Executive Officer